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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Tidelands Bancshares, Inc. of our report dated March 18, 2008, relating to our audits of the consolidated financial statements included in the Annual Report on Form 10-KSB of Tidelands Bancshares, Inc. for the year ended December 31, 2007.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Columbia, South Carolina

October 6, 2008

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  Exhibit 23.1